Exhibit 23.3






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report related to Medite Corporation dated January 27, 1996, included in this Annual Report on Form 10-K of Valhi, Inc. for the year ended December 31, 1996, into Valhi, Inc.'s previously filed (i) Registration Statement (Form S-8 Nos. 33-53633, 33-48146, 33-41507 and 33-21758) and related
Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option - Stock Appreciation Rights Plan, and (ii) Registration Statement (Form S-8 No. 33-41508) and related Prospectus pertaining to the Valhi, Inc. 1990 Non-Employee Director Stock Option Plan.





                                                    ARTHUR ANDERSEN LLP


Portland, Oregon,
March 20, 1997